EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Frontline Communications Corporation

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements of Frontline Communications Corporation on Forms S-3 (#333-89811 and #333-35058) of our report dated February 28, 2001, on the consolidated financial statements of Frontline Communications Corporation as of December 31, 2000 and for the year then ended appearing in the annual report on Form 10-KSB of Frontline Communications Corporation for the year ended December 31, 2000.

/s/ GOLDSTEIN GOLUB AND KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 30, 2001